EXHIBIT 99.1

Gevity Reports Second Quarter 2008 Operating Results

 * Earnings from Continuing Operations Increase in Second Quarter
 * Company's Sales and Service Initiatives Lead to Client Employee
   Growth
 * Exit from Non Co-employed Business Now Complete

BRADENTON, Fla., July 29, 2008 (PRIME NEWSWIRE) -- Gevity (NASDAQ:GVHR), which serves as the full-service human resources department for small and mid-sized businesses, today reported second quarter 2008 earnings from continuing operations of $2.0 million, or $0.08 per diluted share, as compared to a loss from continuing operations of $0.3 million, or $0.01 per share, for the first quarter of 2008. Earnings for the second quarter of 2008 included:

    * Pre-tax charges of $1.8 million, or $0.05 per diluted share attributable to previously announced cost alignment initiatives in the Company's core PEO business; and
    * A pre-tax charge of $1.1 million, or $0.03 per diluted share in connection with the Company's proposed settlement with the State of California over a previously disclosed state unemployment tax assessment.

"We are pleased to have produced improved results during a quarter in which we completed our exit from the non co-employment market, launched more competitive health insurance offerings for new and renewing clients and continued to implement efficiencies throughout the organization," commented Michael J. Lavington, Chairman and Chief Executive Officer Designate. "Our progress during the quarter underscores the value of executing our strategic plan, which we firmly believe will lead to sustainable long-term profitable growth for our Company."

Gevity reported gross profit of $37.9 million for the second quarter of 2008, an increase of 10.7% over gross profit of $34.2 million for the first quarter of 2008. Second quarter of 2008 gross profit was positively affected by an $11.0 million contribution from the Company's workers' compensation program. Client employee terminations in the preceding quarter, including the managed attrition initiative, was the prime driver of the lower professional service fees in the second quarter of 2008.

Operating expenses totaled $35.0 million in the second quarter of 2008, as compared to $34.3 million in the first quarter of 2008. For the first half of 2008, operating expenses were adversely affected by pre-tax cost alignment charges of $2.3 million related to the Company's core PEO business.

Client Portfolio

The Company's number of client employees increased in the 2008 second quarter to 107,700 client employees from 106,800 client employees served at the end of the first quarter of 2008. This sequential growth was driven by significantly reduced client employee attrition, coupled with progressively improving sales production levels within the quarter.

Mr. Lavington continued, "Client retention levels have improved as a result of an organization-wide focus to enhance client service levels and satisfaction. Additionally, we are encouraged by the sales momentum developed in June, which benefited from the mid-quarter improvements in our health insurance offerings. We expect to continue making progress to attract and retain profitable clients, leading to sustained client employee growth in the third quarter."

Discontinued Operations

Gevity previously announced its intentions to exit the non co-employed market in order to rededicate full Company resources to its core PEO business. In the second quarter of 2008, Gevity completed this exit as planned and no longer services these non co-employed clients. The results of operations and other separation costs attributable to this business are reported within discontinued operations in the second quarter and six months ended June 30, 2008, as well as prior periods.

Second Quarter Conference Call

Management will discuss the Company's second quarter 2008 operating results during a live conference call today, July 29, 2008, at 10:00 a.m. Eastern Time. To participate in the call, dial (800) 289-0498, then ask for the Gevity conference call and provide the following pass code: 7863245. To access a live webcast or replay of the call, visit the 'Investor Relations' section of gevity.com.

About Gevity

As a leading provider of business solutions, Gevity (Nasdaq:GVHR) empowers small- to medium-size businesses nationwide to boost their productivity by practicing human resource excellence. Gevity's HR expertise and self-service technology enable business owners and managers to spend more time focusing on their bottom line and less time on administrative responsibilities. Gevity, a pioneer in the PEO industry, helps businesses achieve a more effective workforce, an enhanced business culture and compliance with complex HR laws.

Services include payroll and payroll administration, benefits and benefits administration, risk management and loss prevention, HR policies and procedures, new hire support, performance management, and employee development and retention.

(Unaudited financial statements and related tables attached)

A copy of this press release is also available from the Company's Web site at gevity.com.

Pursuant to the Private Securities Litigation Reform Act of 1995, the Company is hereby providing cautionary statements to identify important factors that could cause the Company's actual results to differ materially from forward-looking statements contained in, or implied by, this press release. Forward-looking statements are those that express expectations, beliefs, plans, objectives, assumptions or future events or performance that are not historical facts. They are often expressed through the use of words or phrases such as "will result," "are expected to," "anticipated," "plans," "intends," "will continue," "estimated," "projection," "preliminary," "forecast" and similar expressions. The results or events contemplated by forward-looking statements are affected by known and unknown risks that may cause the actual results of the Company to differ materially from any future results expressed or implied by such forward-looking statements. Many of these risks are beyond the ability of the Company to control or to predict, such as risks relating to the following: to the Company's guidance, including the challenges to achieve its growth strategy, gaining new client employees, while passing on increased pricing for its services, including professional service fees, retaining clients through annual benefit enrollment, the Company's dependence on technology services, the adequacy of the Company's insurance-related loss reserves, the availability of insurance coverage for workers' compensation and medical benefits, damage due to hurricanes and other natural disasters, risks inherent in the Company's acquisition strategy and its ability to successfully assimilate acquired entities, the Company's dependence on third-party technology licenses, the Company's dependence on key personnel, qualified service consultants and sales associates, fluctuations in the Company's quarterly results, variability in health insurance claims, state unemployment tax rates and workers' compensation rates, liabilities resulting from the Company's co-employment relationship with its clients, credit risks associated with the Company's large clients, short termination provisions in the Company's professional services agreements, financial related concerns at clients which result in fewer employees or a termination of the relationship, the Company's geographic market concentration, collateral requirements of the Company's insurance programs, regulatory compliance, Internet and related data security risks, potential liabilities as a consequence of potentially being deemed an "employer" under ERISA and other tax regulations as well as other civil liabilities, challenges to expansion due to varying state regulatory requirements, competition and risks relating to recovering insurance premiums paid to a Bermuda reinsurance Company. These and other factors are described in the Company's filings with the Securities and Exchange Commission, including under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which such statement is made and the reader should not place undue reliance on any forward-looking statement. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

                  GEVITY HR, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
          ($ in thousands, except share and per share data)

                                    (Unaudited)        (Unaudited)
                                   For the Three       For the Six
                                   Months Ended        Months Ended
                                     June 30,            June 30,
                                ------------------  ------------------
                                  2008      2007      2008      2007
                                --------  --------  --------  --------

 Revenues                       $128,656  $149,478  $270,354  $310,062
 Cost of services (exclusive of
  depreciation and amortization
  shown below)                    90,736   102,823   198,194   218,505
                                --------  --------  --------  --------

 Gross profit                     37,920    46,655    72,160    91,557
                                --------  --------  --------  --------
 Operating expenses:
  Salaries, wages and
   commissions                    18,761    19,604    37,537    41,725
  Other general and
   administrative                 12,281    14,463    23,830    28,928
  Depreciation and amortization    3,942     3,930     7,878     7,533
                                --------  --------  --------  --------
   Total operating expenses       34,984    37,997    69,245    78,186
                                --------  --------  --------  --------

 Operating income                  2,936     8,658     2,915    13,371
 Interest expense, net              (653)     (507)   (1,052)     (664)
 Other expense, net                  (11)       (9)      (35)      (23)
                                --------  --------  --------  --------
 Income from continuing
  operations before income taxes   2,272     8,142     1,828    12,684
 Income tax provision                317     2,640       144     4,436
                                --------  --------  --------  --------
 Income from continuing
  operations                       1,955     5,502     1,684     8,248
 Loss from discontinued
  operations, net of tax          (1,767)     (812)   (3,111)   (1,044)
                                --------  --------  --------  --------
 Net income (loss)              $    188  $  4,690  $ (1,427) $  7,204
                                ========  ========  ========  ========

 Income from continuing
  operations per common share
  - diluted                     $   0.08  $   0.22  $   0.07  $   0.33
 Loss from discontinued
  operations per common share
  - diluted                        (0.07)    (0.03)    (0.13)    (0.04)
                                --------  --------  --------  --------
 Net income (loss) per common
  share - diluted               $   0.01  $   0.19  $  (0.06) $   0.29
                                ========  ========  ========  ========

 Weighted average common shares
  outstanding - diluted           23,609    24,524    23,607    24,780
                                ========  ========  ========  ========

                  GEVITY HR, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEETS
                          ($ in thousands)

                                              (Unaudited)  (Unaudited)
                                                June 30,   December 31,
                                                  2008         2007
                                              -----------  -----------
                   ASSETS

 Current assets:
  Cash and cash equivalents                   $    16,716  $     9,950
  Marketable securities - restricted                6,183        6,102
  Accounts receivable, net                        122,698      130,209
  Short-term workers' compensation
   receivable, net                                 17,346       16,950
  Other current assets                             15,197       14,515
                                              -----------  -----------
   Total current assets                           178,140      177,726
 Property and equipment, net                       20,108       22,176
 Long-term marketable securities -
  restricted                                        4,002        3,934
 Long-term workers' compensation receivable,
  net                                             125,162      105,321
 Intangible assets, net                             6,399       11,386
 Goodwill and other assets                         19,801       21,368
                                              -----------  -----------
   Total assets                               $   353,612  $   341,911
                                              ===========  ===========

     LIABILITIES AND SHAREHOLDERS' EQUITY

 Current liabilities:
  Accrued payroll and payroll taxes           $   131,865  $   151,105
  Accrued insurance premiums and health
   reserves                                        12,258       13,557
  Customer deposits and prepayments                 8,752       13,581
  Deferred tax liability, net                       9,504       11,674
  Accounts payable and other accrued
   liabilities                                     10,667       13,977
                                              -----------  -----------
 Total current liabilities                        173,046      203,894
 Revolving credit facility                         62,967       17,367
 Other long-term liabilities                        5,144        5,088
                                              -----------  -----------
   Total liabilities                              241,157      226,349
 Total shareholders' equity                       112,455      115,562
                                              -----------  -----------
   Total liabilities and shareholders'
    equity                                    $   353,612  $   341,911
                                              ===========  ===========

                  GEVITY HR, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                          ($ in thousands)

                                                       (Unaudited)
                                                       For the Six
                                                       Months Ended
                                                          June 30,
                                                    ------------------
                                                      2008      2007
                                                    --------  --------

 CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income                                 $ (1,427) $  7,204
  Adjustments to reconcile net (loss) income to net
   cash used in operating activities:
    Depreciation and amortization                      8,111     7,936
    Impairment loss                                      532        --
    Deferred tax benefit, net                           (803)   (5,712)
    Stock-based compensation                             792     1,434
    Excess tax expense (benefit) from share-based
     arrangements                                        211      (290)
    Provision for bad debts                              536       593
    Other                                                 59       140
    Changes in operating working capital             (42,377)  (35,150)
                                                    --------  --------
    Net cash used in operating activities            (34,366)  (23,845)
                                                    --------  --------

 CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of marketable securities and
   certificates of deposit                              (149)   (1,603)
  Capital expenditures                                  (762)   (3,875)
  Business acquisition                                    --    (9,495)
                                                    --------  --------
   Net cash used in investing activities                (911)  (14,973)
                                                    --------  --------

 CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings under revolving credit facility      45,600    39,967
  Capital lease payments                                (192)       --
  Proceeds from exercise of stock options                106       751
  Excess tax (expense) benefit from share-based
   arrangements                                         (211)      290
  Dividends paid                                      (3,260)   (4,420)
  Purchase of treasury stock                              --   (22,818)
                                                    --------  --------
   Net cash provided by financing activities          42,043    13,770
                                                    --------  --------

 Net increase (decrease) in cash and cash
  equivalents                                          6,766   (25,048)
 Cash and cash equivalents - beginning of period       9,950    36,291
                                                    --------  --------
 Cash and cash equivalents - end of period          $ 16,716  $ 11,243
                                                    ========  ========

                  GEVITY HR, INC. AND SUBSIDIARIES
              STATISTICAL DATA - CONTINUING OPERATIONS
                             (unaudited)

                                        Gevity Edge
                                  ------------------------
                                  2nd Quarter  2nd Quarter  Percentage
                                     2008         2007        Change
                                  -----------  -----------  ----------

 Client employees at period end       107,676      123,631      -12.9%
 Clients at period end(1)               6,108        7,255      -15.8%
 Average number of client
  employees/clients at period end          18           17        5.9%
 Average number of client
  employees paid(2)                    98,331      115,705      -15.0%
 Annualized professional service
  fees per average number of
  client employees paid(3)         $    1,172   $    1,254       -6.5%
 Annualized total gross profit per
  average number of client
  employees paid(3)                $    1,543   $    1,613       -4.3%
 Annualized operating income per
  average number of client
  employees paid(3)                $      119   $      299      -60.2%

 (1) Client accounts as measured by individual client FEIN.

 (2) The average number of client employees paid is calculated based upon the sum of the number of paid client employees at the end of each month divided by the number of months in the period.

 (3) Annualized statistical information is based upon actual quarter-to-date amounts which have been annualized (divided by 3 and multiplied by 12) and then divided by the average number of client employees paid.

                  GEVITY HR, INC. AND SUBSIDIARIES
              STATISTICAL DATA - CONTINUING OPERATIONS
                             (unaudited)

                                        Gevity Edge
                                  ------------------------
                                   First Six    First Six   Percentage
                                  Months 2008  Months 2007    Change
                                  -----------  -----------  ----------

 Client employees at period end       107,676      123,631      -12.9%
 Clients at period end(1)               6,108        7,255      -15.8%
 Average number of client
  employees/clients at period end          18           17        5.9%
 Average number of client
  employees paid(2)                    99,208      115,666      -14.2%
 Annualized professional service
  fees per average number of
  client employees paid(3)         $    1,182   $    1,258       -6.0%
 Annualized total gross profit per
  average number of client
  employees paid(3)                $    1,455   $    1,583       -8.1%
 Annualized operating income per
  average number of client
  employees paid(3)                $       59   $      231      -74.5%

 (1) Client accounts as measured by individual client FEIN.

 (2) The average number of client employees paid is calculated based upon the sum of the number of paid client employees at the end of each month divided by the number of months in the period.

 (3) Annualized statistical information is based upon actual year-to-date amounts which have been annualized (divided by 6 and multiplied by 12) and then divided by the average number of client employees paid.

CONTACT:  Gevity
          Patrick C. Lee, Director, Investor and Media Relations
          1.800.2GEVITY (1.800.243.8489), x3301
          patrick.lee@gevity.com